UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                                CHAD THERAPEUTICS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

     (3)  Filing Party:


          ----------------------------------------------------------------------

     (4)  Date Filed:


          ----------------------------------------------------------------------

                                     [LOGO]
                                      CHAD
                                  THERAPEUTICS

                   Vote to Stop McDowell's Disruptive Tactics

                     Vote to Support Your Board's Commitment
                           To Continued Growth at Chad

               SIGN AND RETURN THE BOARD'S WHITE PROXY CARD TODAY

                    DO NOT RETURN ANY GOLD CARDS TO McDOWELL

August 25, 2003

Dear Fellow Chad Shareholder:

With only a short time remaining before the September 9 Annual Meeting we urge all Chad shareholders to focus on the FACTS and to support your Board's nominees by signing and returning the enclosed WHITE proxy card today!

Chad shareholders have already heard from dissident Monte McDowell, a self proclaimed marketing expert who has made you, the Chad shareholders, the target of his latest marketing pitch. Don't be taken in by his misleading phrases, self-aggrandizing statements, distortions of the truth, and omissions of important information.

McDowell is attempting to present himself as an independent director nominee--apparently hoping that you have already forgotten his disastrous campaign last year with another group of dissidents. If McDowell is elected, we believe he will be an extremely disruptive and negative influence on Chad's improving financial performance. We also remain concerned about the potential future involvement with Chad of his former dissident group members, many of whom remain associated with McDowell in other businesses.

MOREOVER, SHOULD McDOWELL GAIN A SEAT ON THE CHAD BOARD, THE ANIMOSITY CREATED BY HIS LAW SUIT AGAINST A MAJOR CHAD CUSTOMER COULD PRESENT A REAL THREAT TO OUR RELATIONSHIP WITH THIS CUSTOMER, WHICH GENERATES SEVERAL MILLION DOLLARS IN REVENUE ANNUALLY FOR CHAD.. McDowell's efforts to shrug off this threat are entirely unconvincing. He describes his relationship with our customer as "business as usual," yet when you look at how disruptive and antagonistic McDowell has been toward Chad -- with whom he also once did business - then you must question what he really means by "business as usual."

Apart from the $250,000 in Company expense and enormous disruption that McDowell has already inflicted on Chad in his two proxy contests, he has indicated that he may seek reimbursement from Chad for his own expenses in this contest if he receives enough votes to gain a seat on the Chad Board. Don't give him that chance! Sign and return the WHITE proxy card today! Do not return any gold proxies to McDowell. A later dated gold card, even one voted "withhold" in protest, may revoke a previously voted WHITE proxy. ONLY YOUR LATEST DATED PROXY COUNTS, SO MAKE CERTAIN THE LATEST DATED CARD YOU RETURN IS THE BOARD'S WHITE PROXY CARD.

                           MORE McDOWELL CRITICISMS =
                       MORE McDOWELL CREDIBILITY PROBLEMS

A pattern has emerged in the two proxy contests instigated by McDowell against your Board. Whenever McDowell launches new criticisms against Chad, he raises even more serious questions about his own credibility.

For example, McDowell tells you not to "...be fooled by Management's claims of strong sales...." His statement is an insult to the intelligence of all Chad shareholders. Our results are FACTS not claims.

      Chad's 13% increase in sales in the first quarter of fiscal 2004 is a FACT, not a claim.

      Chad's 26% increase in net earnings in the quarter is a FACT, not a claim.

Furthermore, McDowell's chart of our stock price in his August 15th letter fails to make clear that in the past two and a half months, Chad's stock price has increased by over 20%, reflecting the market's recognition of Chad's improved results.

                        McDowell's Accounting Smokescreen

Chad has always scrupulously adhered to Generally Accepted Accounting Principles
(GAAP) and practices sound business ethics in its financial reporting. Shareholders have always been given full and complete disclosure of our results. In order to give you a clearer picture of our performance last year, we recently provided you with a pro forma comparison to show the results Chad would have achieved without the occurrence of two events--which are not necessarily reflective of our company's ongoing business --a non-cash intangible asset write-off in 2003, and an income tax benefit in 2002. We believe an understanding of how these events impacted our net earnings is essential to a true understanding of our performance.

This information had previously been sent to shareholders and disclosed to the public along with our net earnings and all required information under GAAP in our year-end press release and related SEC filing. Pro forma statements are a common accounting convention and are often valuable to analysts and other investors who want to track the progress of a company's operating performance without certain events which are not necessarily reflective of a company's on-going business but that are required to be included under GAAP.

McDowell objected to our use of a pro forma comparison, calling it "juggling of numbers." We find this complaint absurd and self serving. You should be aware that Maxus Realty Trust --on whose board McDowell sits as a trustee and member of the Audit Committee - uses pro forma accounting to report its "Funds from Operations" -which excludes information that would otherwise be required to be included under GAAP.

The Maxus Annual Report [10-KSB] states that Maxus believes the pro forma information "is helpful to investors."

In other words, from McDowell's standpoint, it's perfectly acceptable for his company (Maxus) to use pro forma accounting measures to clarify a particular aspect of the company's performance, but not for Chad.

      Of course McDowell was not interested in giving you this information, since that kind of disclosure might negatively affect his marketing pitch to get your vote. Even though as an audit committee member of Maxus, McDowell is obviously familiar with pro forma accounting, in dealing with Chad shareholders he would prefer to call it a "juggling of numbers." Do you believe he calls it a "juggling of numbers" in Maxus audit committee meetings when they review Maxus' pro forma accounting?

In criticizing our accounting, McDowell also conveniently misstates the difference in operating income in our latest two fiscal years by nearly one million dollars. Although we are no longer surprised by his sloppiness, this serves as another warning to those who believe they can afford to accept McDowell's statements at face value.

                    We Believe Chad's Executive Compensation
           Is Fair and Reasonable by Authoritative Industry Standards

       Apparently, that's not good enough to satisfy McDowell's complaints

McDowell's complaints about increases in management compensation certainly don't give you the full story. Here are the facts:

FACT: Several years ago, Chad's two senior officers took significant pay cuts to help Chad through the difficult period in its turnaround. Our pay cuts served an important purpose in assisting Chad to speed up the process of returning to growth and profitability. These pay cuts were not deferrals - the amount of salary cut was never repaid to the officers.

FACT: Chad's revenue has increased by more than 50% over the revenue levels at the time our senior officers voluntarily implemented their pay cuts.

FACT: The pay cuts weren't designed to last forever, and the phasing out of the pay cuts, of course, showed as an increase in compensation when compared to the earlier years.

Considering Chad's progress, we believe our senior officers are entitled to a reasonable salary and the modest bonuses that were paid for improved performance in fiscal 2003 (Mr. Jones received $22,000 as a bonus and Mr. Yager received $20,000). Our performance in 2003 helped us gain momentum and set the stage for accelerated earnings and revenue growth in 2004. In the past two months, our stock price has increased by over 20%, reflecting Chad's improving results.

FACT: Based on the latest authoritative industry study -The 2002 Medical Equipment and Supply Industry Annual Compensation Report-- published by Top Five Data Services, Inc. -- the compensation paid to Chad's two senior officers in that year was in the midrange of companies of similar size. That report identifies the mid-point for total compensation paid to CEOs and COOs of similarly sized companies in our industry as $259,000 and $185,000. For fiscal 2002, we paid our CEO and COO total compensation of $238,000 and $191,000.

In addition, our two senior officers own collectively 352,113 Chad shares, with options to purchase an additional 277,686 shares. They are well motivated through their equity interests to work to increase Chad's share price. OUR OFFICERS STAND TO GAIN MUCH MORE FROM AN INCREASE IN CHAD'S SHARE PRICE THAN FROM THE MODEST BONUSES AWARDED LAST YEAR. We believe the disruptive presence of Mr. McDowell - whose plan would require our directors to work for nothing for, at the very least, the balance of this fiscal year - would be a negative influence on our efforts to enhance value for all Chad shareholders.

              Chad does not need McDowell's brand of "Independence"

McDowell has told you that he will add "independence" to the Chad Board. If his experience on the Maxus Realty Trust board is any sample of what to expect, we do not need his version of "independence." During McDowell's tenure on the Maxus Board, the Board recommended a bylaw allowing one shareholder --- McDowell's close business associate, David L. Johnson, who was also Maxus' CEO at the time--to increase his ownership limit to 19.6% of the trust's shares, while lowering the ownership limit for all other shareholders to 7.6%, thereby helping to entrench Mr. Johnson. And this year, the Maxus trustees proposed to their shareholders a measure which could have the effect of relaxing certain restrictions upon transactions between Maxus and related parties.

Furthermore, McDowell has had business dealings with Johnson while Johnson was Chairman or CEO of Maxus and McDowell was on the Board and Audit Committee, including being participants in a partnership that has made a loan to the trust's current CEO. In addition to Johnson, McDowell joined with two other Maxus trustees (with whom he still serves, including the trust's current CEO) to wage a failed proxy fight against Chad last year.

Chad already has five independent directors on its seven member Board. All of our nominees for the 2003 Annual meeting are independent. Our Nominating, Audit and Compensation Committee members are all independent. WE REMAIN A NO-NONSENSE COMPANY WITH NO RELATED PARTY TRANSACTIONS AND NO LOANS TO OFFICERS OR DIRECTORS. Our directors take their oversight duties very seriously.

                  We Believe in the Future of Chad Therapeutics

Chad's performance continued to improve in fiscal 2003 and its growth has accelerated in the current fiscal year. We have laid the groundwork for enhancing the value of Chad's shares in the best way we know -- by working to improve its fundamental performance. Four of our directors have bought Chad shares in the past month, and our director nominee, Kathy Fisher, purchased 7,000 shares in that same time period. We believe in the future of Chad.

We urge you to join us in sending a message to Mr. McDowell that his costly and disruptive tactics are not welcome at Chad. Please sign and return the Board's WHITE proxy card today.

Once again, we thank you for your consideration and support.

                      On behalf of the Board of Directors,


        /s/ Earl L. Yager                               /s/ Thomas E. Jones

        Earl L. Yager                                   Thomas E. Jones
        President                                       Chief Executive Officer

--------------------------------------------------------------------------------

Only your latest dated proxy counts! Please make certain that the latest dated proxy you return is the Board's WHITE proxy card. Even if you have previously sent a gold proxy to McDowell, you can revoke that vote and support the Board's nominees by signing and returning a later dated WHITE proxy card.

DO NOT RETURN ANY GOLD PROXIES TO McDOWELL. A GOLD PROXY--EVEN ONE VOTED "WITHHOLD" IN PROTEST-- MAY REVOKE AN EARLIER DATED WHITE PROXY CARD. PLESE MAKE CERTAIN THE LATEST DATED PROXY YOU RETURN IS THE BOARD'S WHITE PROXY CARD.

If you hold your shares in street-name, please sign, date and return the enclosed WHITE proxy card in the envelope provided by your brokerage firm or bank.

To discuss the issues in this proxy contest, please call Earl Yager at Chad Therapeutics, 818-882-0883, ext. 223. If you need assistance in voting your WHITE proxy, please call Morrow & Co., Inc., our proxy solicitor, at 800-607-0088.

--------------------------------------------------------------------------------

Safe Harbor Statements under the Private Securities Litigation Reform Act of
1995

The foregoing statements regarding prospects for future earnings and revenues, future sales trends for the OXYMATIC 400 series and CYPRESS conservers and the introduction of products under development are forward-looking statements that involve certain risks and uncertainties. A number of important factors could cause actual results to differ materially from those contemplated by such forward-looking statements. These include the loss of one or more major customers, increased competition, the introduction of new products with perceived competitive advantages over the OXYMATIC 400 series and CYPRESS conservers, changes or proposed changes in health care reimbursement which affect home care providers and CHAD's ability to anticipate and respond to technological and economic changes in the home oxygen market. Moreover, the success of the OXYMATIC 400 series and CYPRESS conservers and products under development will depend on their efficacy, reliability and the health care community's perception of the products' capabilities and benefits, the degree of acceptance the products achieve among home care providers and, with respect to products under development, obtaining timely regulatory approval. Additional factors that could cause actual results to differ materially from those contemplated in this letter can be found in the Company's annual and quarterly reports filed with the Securities and Exchange Commission under the caption "Outlook: Issues and Risks."

--------------------------------------------------------------------------------

Please sign, date and return the enclosed Board of Directors WHITE proxy card today. If you have already returned a card to McDowell,

you have every right to revoke your vote by signing and returning a later dated WHITE proxy card in the envelope provided. Only your latest dated proxy counts.

Do not return any gold cards to McDowell. A later dated gold card, even one voted "withhold" in protest, may revoke a previously voted WHITE proxy.

If you hold your shares in street-name, please return your WHITE proxy card in the envelope provided by your brokerage firm or bank.

To discuss the issues in this proxy contest, please call Earl Yager at Chad Therapeutics (818) 882-0883, ext. 223. For assistance in voting your WHITE proxy card, please call our proxy solicitor, Morrow & Co., Inc., at (800) 607-0088.

--------------------------------------------------------------------------------

                            CHAD THERAPEUTICS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Thomas E. Jones and Earl L. Yager, and either of them, as Proxyholders, with the full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of voting capital stock of Chad Therapeutics, Inc. held of record by the undersigned at the close of business on July 14, 2003 (and in the case of item 1 to cumulate and allocate said votes for directors in his discretion), at the Annual Meeting of Shareholders to be held on September 9, 2003, and at any and all adjournment(s) thereof.

      The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF PROPOSAL 2.

      In their discretion the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
     "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    ELECTION OF DIRECTORS:

Nominees:

Philip Wolfstein
James M. Brophy
Kathleen M. Fisher

                FOR ALL
                NOMINEES                        WITHHELD

                  |_|                              |_|

For, except vote withheld from the following nominee(s):

________________________________________________________

2. Proposal to ratify the appointment of KPMG LLP as independent Certified Accountants and Auditors.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

________________________________________________________________________________
Dated


________________________________________________________________________________
(Signature)


________________________________________________________________________________
(Signature)


________________________________________________________________________________
(Title)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.